EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 23, 2018, with respect to the consolidated financial statements of NorthStar Real Estate Income II, Inc. included as an exhibit to this Current Report on Form 8-K/A of Colony NorthStar, Inc. We consent to the incorporation by reference of said report in the Registration Statements of Colony NorthStar, Inc. on Forms S-8 (File No. 333-215509 and File No. 333-197104-01) and Form S-3ASR (File No. 333-215506).
/s/ GRANT THORNTON LLP
New York, New York
April 10, 2018